 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2019
The Pennant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 E Riverside Drive, Suite 150,
Eagle,	ID	83616

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (208) 506-6100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PNTG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02. Results of Operations and Financial Condition.
On November 12, 2019 The Pennant Group, Inc. (the Company) issued a press release reporting the financial results of the Company for its third quarter ended September 30, 2019. A copy of the press release is attached to this Current Report as Exhibit 99.1.

The press release includes “non-GAAP financial measures.” Specifically, the press release refers to Combined EBITDA, Combined Adjusted EBITDA, Combined Adjusted EBITDAR, and Segment Adjusted EBITDA. Combined EBITDA, Combined Adjusted EBITDA, Combined Adjusted EBITDAR, and Segment Adjusted EBITDA are supplemental non-GAAP financial measures. Regulation G, Conditions for Use of Non-GAAP Financial Measures, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. Combined EBITDA consists of net income, adjusted for net income attributable to noncontrolling interest, before (a) interest expense, (b) provision for income taxes, and (c) depreciation and amortization. Combined Adjusted EBITDA consists of net income, adjusted for net income attributable to noncontrolling interest, before (a) interest expense, (b) provision for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently in start-up phase, excluding depreciation, interest and income taxes, (e) share-based compensation expense, (f) acquisition-related costs, and (g) spin-off related transaction costs. Combined Adjusted EBITDAR consists of net income, adjusted for net income attributable to noncontrolling interest, before (a) interest expense, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently in start-up phase, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition-related costs and (h) spin-off related transaction costs. Segment Adjusted EBITDA consists of Segment Adjusted EBITDAR adjusted to include rent-cost of services. The company believes that the presentation of Combined EBITDA, Combined Adjusted EBITDA, Combined Adjusted EBITDAR, Segment Adjusted EBITDA, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, Combined EBITDA, Combined Adjusted EBITDA, Combined Adjusted EBITDAR, and Segment Adjusted EBITDA has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated November 12, 2019
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2019	THE PENNANT GROUP, INC.
	By:	/s/ Jennifer L. Freeman
Jennifer L. Freeman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated November 12, 2019
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.